Exhibit 99.1

LANDEC CORPORATION

UNAUDITED PRO FORMA

CONSOLIDATED BALANCE SHEET

As of April 27, 2003

(In thousands)

	Historical	Pro Forma Adjustments		Pro Forma
Assets
Current Assets:
Cash and cash equivalents	$3,562	$—		$3,562
Restricted cash	2,382	—		2,382
Accounts receivable, net	16,224	—		16,224
Inventory	13,186	(250)	(b)	12,936
Investment in farming activities	411	—		411
Notes and advances receivable	2,217	408	(a)	2,625
Prepaid expenses and other current assets	1,179	—		1,179
Total Current Assets	39,161	158		39,319

Property and equipment, net	18,689	(160	)(b)	18,529
Goodwill	26,155	—		26,155
Other intangible assets, net	11,683	—		11,683
Notes receivable	1,183	237	(a)	1,420
Other assets	302	—		302
	$97,173	$235		$97,408

Liabilities and Shareholders’ Equity
Current Liabilities:
Accounts payable	$13,280	$—		$13,280
Grower payables	2,852	—		2,852
Related party payables	849	—		849
Accrued compensation	1,101	—		1,101
Other accrued liabilities	3,955	—		3,955
Deferred revenue	641	78	(c)	719
Lines of credit	7,790	—		7,790
Current maturities of long term debt	2,515	—		2,515
Total Current Liabilities	32,983	78		33,061

Long term debt, less current maturities	3,818	—		3,818
Other liabilities	768	157	(c)	925
Minority interest	844	—		844
Total Liabilities	38,413	235		38,648

Shareholders’ Equity:
Preferred stock	5,531	—		5,531
Common stock	110,110	—		110,110
Accumulated deficit	(56,881)	—		(56,881)
Total Shareholders’ Equity	58,760	—		58,760
	$97,173	$235		$97,408

See accompanying notes.

LANDEC CORPORATION

UNAUDITED PRO FORMA

CONSOLIDATED STATEMENT OF OPERATIONS

Six Months Ended April 27, 2003

(In thousands, except per share amounts)

	Historical	Pro Form Adjustments		Pro Forma
Revenues:
Product sales	$85,969	$(2,844	)(d)	$83,125
Services revenue	10,180	(8,351	)(e)	1,829
Services revenue, related party	1,099	(1,099	)(e)	—
License fees	349	—		349
Research, development, and royalty revenues	372	133	(f)	505
Total revenues	97,969	(12,161)		85,808

Cost of revenue:
Cost of product sales	70,766	(5,061	)(d)	65,705
Cost of product sales, related party	528	—		528
Cost of services revenue	8,215	(6,152	)(e)	2,063
Total cost of revenue	79,509	(11,213)		68,296

Gross profit	18,460	(948)		17,512

Operating costs and expenses:
Research and development	2,062	—		2,062
Selling, general and administrative	13,382	(2,024	)(g)	11,358
Total operating costs and expenses	15,444	(2,024)		13,420
Operating profit	3,016	1,076		4,092

Interest income	129	—		129
Interest expense	(538)	—		(538)
Other income, net	31	10	(h)	41
Net Income	2,638	1,086		3,724

Net income per share:
Basic	$0.12			$0.17
Diluted	$0.10			$0.15

Shares used in per share computation:
Basic	20,868			20,868
Diluted	22,572			22,572

See accompanying notes.

 LANDEC CORPORATION

UNAUDITED PRO FORMA

CONSOLIDATED STATEMENT OF OPERATIONS

Fiscal Year Ended October 27, 2002

(In thousands, except per share amounts)

	Historical	Pro Forma Adjustments		Pro Forma
Revenues:
Product sales	$152,958	$(5,822	)(d)	$147,136
Services revenue	23,312	(17,219	)(e)	6,093
Services revenue, related party	3,515	(3,515	)(e)	—
License fees	2,330	—		2,330
Research, development, and royalty revenues	1,040	309	(f)	1,349
Total revenues	183,155	(26,247)		156,908

Cost of revenue:
Cost of product sales	128,684	(7,240	)(d)	121,444
Cost of product sales, related party	2,668	—		2,668
Cost of services revenue	20,463	(14,655	)(e)	5,808
Total cost of revenue	151,815	(21,895)		129,920

Gross profit	31,340	(4,352)		26,988

Operating costs and expenses:
Research and development	3,664	—		3,664
Selling, general and administrative	26,418	(4,944	)(g)	21,474
Total operating costs and expenses	30,082	(4,944)		25,138
Operating profit	1,258	592		1,850

Interest income	247	—		247
Interest expense	(1,551)	—		(1,551)
Other income, net	247	10	(h)	257
Income from continuing operations	$201	$602		$803

Net (loss) income from continuing operations per share:
Basic	$(0.01)			$0.02
Diluted	$(0.01)			$0.02

Shares used in per share computation:
Basic	18,172			18,172
Diluted	18,172			21,475

See accompanying notes.

LANDEC CORPORATION

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

BALANCE SHEET AND CONSOLIDATED STATEMENTS OF OPERATIONS

The unaudited pro forma consolidated balance sheet of Landec Corporation (“Landec” or the “Company”) at April 27, 2003 presents the consolidated financial position of Landec as though the disposition of its domestic commodity vegetable business occurred on April 27, 2003.  The unaudited pro forma consolidated statement of operations of Landec for the six months ended April 27, 2003 presents the results of operations as though the disposition of the domestic commodity vegetable business occurred on October 28, 2002.  The unaudited pro forma consolidated statement of operations of Landec for the fiscal year ended October 27, 2002 presents the results of operations as though the disposition of the domestic commodity vegetable business occurred on October 29, 2001. The following pro forma adjustments are based on available information and on assumptions which management believes are reasonable and consistent with SEC rules and regulations.

(a)          The pro forma adjustment reflects the recording of three notes receivable due from Apio Fresh, LLC (“Apio Fresh”, the unrelated entity formed by the buyers to acquire the domestic commodity vegetable business).  The first note is for two years and is for the sale of equipment at its net book value of $160,000.  The second note is a three-year note for $235,000 for transition information technology services to be rendered by the Company to Apio Fresh.  The third note is for one year and is for the sale of carton inventory at the carrying value of $250,000.

(b)         The pro forma adjustment reflects the carrying value of carton inventory and the net book value of property, plant and equipment sold to Apio Fresh.

(c)          The pro forma adjustment reflects the recording of unearned revenue in return for transitional information technology system services to be rendered by the Company to Apio Fresh.

(d)         The pro forma adjustment reflects the elimination of product sales and cost of product sales related to the domestic commodity vegetable business for the periods reported.

(e)          The pro forma adjustment reflects the elimination of service revenue and cost of service revenue related to the domestic commodity vegetable business for the periods reported.

(f)            The pro forma adjustment reflects royalty revenue that would have been earned in the periods presented from Apio Fresh for domestic vegetable commodity sales at the contractual  rate of $0.035 per carton sold for the use of Apio’s trademarks.

(g)         The pro forma adjustment reflects the estimated reduction of selling, general and administrative expenses related to the domestic vegetable commodity business, including salaries and benefits of sales personnel assumed by Apio Fresh.

(h)         The pro forma adjustment reflects estimated other income from Apio Fresh for transitional facilities rent and information services personnel charges.